Exhibit 5.3

No. Ref.: 24/Y&C/VI/2026

Jakarta, 17 June 2026

To:

Agencia Comercial Spirits Ltd.

Shenzun Road No. 23-1

Shengang District, Taichung City

Taiwan, 429014

By e-mail

Attn: Board of Directors

Re.: Registration Statement Opinion

To whom it may concern,

1.	Introduction

We are lawyers qualified in the Republic of Indonesia and authorized to issue legal opinions on Indonesian regulations. We act as an independent Indonesian counsel to Agencia Comercial Spirits Ltd. (“Corporation”), the parent company to PT AGCC AITECH Indonesia (the “Company”), a company duly incorporated and validly existing under Indonesian laws. The Corporation shall submit Form F-1 filed on 17 June 2026, under the Securities Act of 1933 for the secondary offering of the Corporation at Nasdaq Stock Market, including all exhibits amendments or supplements thereto and prospectus contained therein (“Registration Statement”), which require inter alia a legal opinion for the Company’s legal existence based on the Indonesian laws where the Company was set up.

2.	Applicable Law

This opinion is confined solely to the laws of Republic of Indonesia, as applicable, at the date of this opinion. Accordingly, we express no opinion with regard to any system of law other than the applicable laws of Republic of Indonesia. This opinion is to be construed in accordance with the laws of Republic of Indonesia. We do not undertake to advise you of any change in facts or law relevant to this opinion or the opinions expressed herein after the date hereof.

3.	Assumptions

a.	For the purpose of giving this legal opinion (“Opinion”), we have examined the documents provided by the Company, as the Indonesian subsidiary of the Corporation, and obtained other relevant documents as we deemed necessary or advisable for the purpose of rendering this Opinion. Where certain facts were not independently established and verified by us, we have relied upon statements issued or made by the Company.

b.	We made inquiries as to other facts and questions of law as we deem necessary when rendering this Opinion.

c.	We have obtained statement letter from the relevant courts and arbitration body, stating that there are no pending legal cases of the Company, its Board of Directors and Board of Commissioner, and its shareholders.

d.	In rendering this Opinion, we have, without any further enquiry or independent verifications, made the following assumptions (“Assumptions”):

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (“Documents”) submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties (other than the Company) to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion;

(iv)	the accuracy and completeness of all factual representations, whether oral or written instructions, provided by the Company to us;

(v)	the laws of jurisdictions other than the laws of Republic of Indonesia which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(vi)	the instructions and information provided by the Company to us are true and accurate to our best belief; and

(vii)	there has been no change in the information contained in the latest records of the Company and the companies involved made up to the issuance of this Opinion.

4.	Opinion

a.	Subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that the Company was established in Indonesia and validly existing and in good standing under the laws of Indonesia. The Company is operating its businesses legally and is not facing any material legal proceedings or any material legal, governmental, arbitrative proceedings, actions, decisions, demands or orders before any competent court, government agency or arbitration body in Indonesia;

b.	The statements set forth in the Registration Statement under the section related to “PROSPECTUS SUMMARY”, “RISK FACTORS”, “ENFORCEABILITY OF CIVIL LIABILITIES”, “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”, “MATERIAL CHANGES”, in each case insofar as such statements purport to describe or summarize the Indonesia legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Indonesia legal matters stated therein as at the date hereof;

c.	We have reviewed all material contracts of the Company that are governed by Indonesia laws, and are of the opinion that:

a.	all of the material contracts have been duly authorized, executed and delivered by the Company, and the Company has taken all necessary corporate actions to authorize the performance thereof;

b.	the Company had the corporate power and capacity to enter into and perform its obligations under such contracts; and

c.	such contracts are legal, valid and binding on the Company and are enforceable under Indonesia laws.

After due inquiry, we are not aware of any material contracts, agreements or other instruments of the Company governed by Indonesia Laws which should be described or referred to in the Registration Statement other than those described or referred to therein, and, in all material respects, the descriptions thereof or references thereto are correct; and

d.	The statements set forth in the Registration Statement under the section related to “Legal Matters” are true and accurate in all material respects and that such statements constitute our Opinion.

5.	Qualifications

Our Opinion expressed above is subject to the following qualifications (“Qualifications”):

a.	Our Opinion is limited to the laws of Republic of Indonesia on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the laws of Republic of Indonesia. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the laws of Republic of Indonesia;

b.	The laws of Republic of Indonesia referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

c.	Our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Indonesian legislative, administrative or judicial bodies in exercising their authority in Indonesia;

d.	This Opinion is issued based on the laws of Republic of Indonesia that are currently in effect. For matters not explicitly provided under the laws of Republic of Indonesia, the future interpretation, implementation and application of the specific requirements under the laws of Republic of Indonesia are subject to the final discretion of competent Indonesian legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our Opinion stated above;

e.	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and searches conducted in Indonesia;

f.	This Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently; and

g.	As used in this Opinion, the expression with reference to matters of fact refers to the current actual knowledge of the counsel of this firm who have worked on matters for the Company in connection with the secondary offering of the Corporation. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion.

6.	Consent

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the applicable regulations, or the regulations promulgated thereunder.

Regards,

Yang & Co

/s/ Saniah Widuri
Saniah Widuri, SH. LL.M

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